Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Callon Petroleum Company

Callon Petroleum Company
Employee Savings And Protection Plan

We consent to the incorporation by reference in the Registration Statement (No. 333-109744) on Form S-8 of Callon Petroleum Company, of our report dated June 28, 2012, related to the financial statements and supplemental schedule of the Callon Petroleum Company Employee Savings and Protection Plan, which appears in this Annual Report on Form 11-K of Callon Petroleum Company Employee Savings and Protection Plan for the year ended December 31, 2011.

/s/ Horne LLP
Ridgeland, Mississippi
June 28, 2012